UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 27, 2007
SERVICE CORPORATION INTERNATIONAL
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-6402-1 (Commission File Number)	74-1488375 (IRS Employer Identification No.)

1929 Allen Parkway, Houston, TX (Address of principal executive offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 522-5141
Not Applicable
(Former name or former address, if changed since
last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a) Pro Forma Financial Information.
     The following unaudited pro forma combined condensed financial statements reflect the combination of the historical consolidated statements of operations of SCI and Alderwoods, adjusted for certain effects of the acquisition of Alderwoods, the related financings, and the planned divestitures.

Unaudited Pro Forma Condensed Combined Statements of Operations	A-3
Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations	A-4
(c) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.A	Alderwoods Group, Inc. Interim Unaudited Consolidated Financial Statements as of October 7, 2006. (Incorporated by reference to Exhibit 99.A to Current Report on Form 8-K, as amended dated February 12, 2007)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE CORPORATION INTERNATIONAL
Date: March 27, 2007	By:	/s/ Jeffrey I. Beason
		Name:	Jeffrey I. Beason
		Title:	Vice President and Corporate Controller

Service Corporation International
Unaudited pro forma combined financial information
     On November 28, 2006, Service Corporation International (“SCI”) acquired Alderwoods Group, Inc. (“Alderwoods”) for $20.00 per share in cash, resulting in a purchase price of $1.2 billion, which includes Alderwoods debt, of which $357.7 million was refinanced and $2.2 million was assumed.
The acquisition was financed with cash on hand together with:
•	$490 million in proceeds, net of issuance costs, from the issuance of senior notes in October 2006;

•	borrowings under a new $450 million senior credit facility, consisting of a $150 million 3-year term loan, all of which was borrowed in connection with the acquisition, and a $300 million 5-year revolving credit facility, none of which was drawn in connection with the acquisition; and

•	the issuance of $200 million of debt securities in a private placement.
The following table summarizes, based on the year-end preliminary purchase price allocation, the fair values of the assets acquired and liabilities assumed as of November 28, 2006:

(In thousands)

Current assets	$58,746
Cemetery property	207,995
Property and equipment, net	675,334
Preneed funeral and cemetery receivables and trust investments	897,593
Intangible assets	169,847
Deferred charges and other assets	406,024
Goodwill	183,038

Total assets acquired	2,598,577
Current liabilities	115,098
Long-term debt	9,997
Deferred preneed funeral and cemetery revenues and non-controlling interest in trusts	893,493
Other liabilities	316,509

Total liabilities assumed	1,335,097

Net assets acquired	$1,263,480

The allocation of the purchase price, as reflected above, has not been adjusted for planned divestitures.
In connection with the acquisition, SCI and Alderwoods commenced tender offers to purchase certain outstanding notes. These offers expired on November 28, 2006, and SCI and Alderwoods purchased an aggregate principal amount of approximately $479 million of these notes.
SCI has executed a consent order with the staff of the Federal Trade Commission (“FTC”) in connection with the acquisition, which identifies certain properties the FTC has required us to divest as a result of the acquisition. We have entered into or are currently negotiating agreements to sell these properties. These agreements are subject to review and approval by the FTC. We believe that divestiture of the assets, together with the divestiture of other assets that we have identified for sale, will generate proceeds of approximately $230 million in the near future. There can be no assurance that the divestitures will generate the proceeds described above.
The unaudited pro forma combined financial information reflects the combination of the historical consolidated statements of operations for SCI and Alderwoods, adjusted for certain effects of the acquisition, the related financings, and the planned divestitures.
The unaudited pro forma combined statements of operations for the year ended December 31, 2006 give effect to the transactions as if they had occurred on January 1, 2006.
For purposes of the pro forma information, the results of operations of the assets to be sold pursuant to the divestitures have been eliminated from the pro forma statements of operations. No pro forma adjustments have been made to reflect any anticipated gain or loss from the divestitures and no adjustment has been made to reflect any earnings benefit from the reinvestment of any proceeds from the divestiture or any reduction of debt from the application of sale proceeds.
The unaudited pro forma adjustments are based upon currently available information and certain assumptions that we believe to be reasonable under the circumstances. The acquisition was accounted for, and the pro forma combined financial information has been prepared, using the purchase method of accounting. The pro forma adjustments reflect our preliminary estimates of the purchase price allocation, which are subject to revision as more detailed analysis is completed and additional information on the fair value of Alderwoods assets and liabilities becomes available. To the extent that information not available to us at the closing date subsequently becomes available during the allocation period, as defined in Statement of Financial Accounting Standards No. 141, we may adjust goodwill, assets or liabilities associated with the acquisition. Additionally, the pro forma adjustments reflect the actual financing transactions that occurred and the impact of those transactions based on estimated interest rates for floating rate financing.
These pro forma results should not be construed to be indicative of future results or results that actually would have occurred had the transactions occurred at the dates presented. In addition, we have not assumed any cost savings or synergies that might occur related to these transactions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2006
(Dollars in thousands, except per share data)

			Adjustments		Adjustments	Adjustments
	SCI	Alderwoods	for the		for the	for the
	historical(a)	historical(b)	acquisition		divestitures(g)	financing		Pro forma
Revenues	$1,747,295	$695,673	$2,811	(c)	$(181,660)	$—		$2,264,119
Costs and expenses	(1,402,627)	(582,759)	(10,112	)(d)	159,734	—		(1,835,764)

Gross profit	344,668	112,914	(7,301)		(21,926)	—		428,355
General and administrative expenses	(94,900)	(91,532)	29,547	(e)	—	—		(156,885)
Gains (loss) on dispositions and impairment charges, net	(58,683)	(588)	—		15,956	—		(43,315)

Operating income	191,085	20,794	22,246		(5,970)	—		228,155
Interest expense	(123,399)	(47,673)	—		145	(5,417	)(i)	(176,344)
Loss on early extinguishment of debt	(17,532)	—	—		—	—		(17,532)
Interest income	31,171	—	—		—	—		31,171
Other income, net	16,124	703	—		—	—		16,827

Income (loss) from continuing operations before income taxes	97,449	(26,176)	22,246		(5,825)	(5,417)		82,277
(Provision) benefit for income taxes	(44,845)	(4,155)	(8,869	) (f)	2,322 (h)	1,985	(j)	(53,562)

Income (loss) from continuing operations	$52,604	$(30,331)	$13,377		$(3,503)	$(3,432)		$28,715

Income from continuing operations per share:
Basic	$0.18							$0.10
Diluted	$0.18							$0.10
Average common shares outstanding:
Basic	292,859							292,859
Diluted	297,371							297,371
See notes to unaudited pro forma condensed combined statement of operations.

Notes to unaudited pro forma condensed combined statement of operations
(dollars in thousands)
(a)	SCI historical financial information includes the results of Alderwoods operations from November 28, 2006 (the acquisition date) to December 31, 2006.

(b)	Alderwoods historical information is derived from the unaudited consolidated statement of operations for the forty weeks ended October 7, 2006 and results of Alderwoods operations from October 8, 2006 to November 27, 2006. Certain Alderwoods line items have been reclassified to conform to SCI’s presentation.

(c)	The table below sets forth adjustments to revenue arising from the acquisition:

Year ended
December 31,
2006
Preneed funeral contracts (1)	$(1,833)
Preneed cemetery contracts (2)	1,742
Cemetery revenue from the sale of unconstructed property (3)	2,902

Adjustment to revenue	$2,811

(1)	Represents a net adjustment for the amortization of the fair value adjustment to funeral trust funded preneed deferred revenue.

(2)	Represents a net adjustment for the amortization of the fair value adjustment to cemetery preneed deferred revenue.

(3)	Represents an adjustment to conform Alderwoods accounting for the recognition of sales of undeveloped cemetery property with SCI’s historical accounting policy.
(d)	The table below sets forth adjustments to costs and expenses arising from the acquisition:

Year ended
December 31,
2006
Intangible amortization expense (1)	$(2,565)
Pension expense (2)	95
Cemetery costs from the sale of unconstructed property (3)	(886)
Cemetery property cost of sales (4)	(1,348)
Preneed funeral contracts (5)	(1,833)
Preneed cemetery contracts (6)	(3,575)

Adjustment to costs and expenses	$(10,112)

(1)	Represents an adjustment to record the amortization of intangible assets recorded as a result of the acquisition. Cemetery customer relationships and funeral insurance funded preneed revenue are being amortized over an estimated useful life of ten to twenty years. Trademark, tradename, water rights, and permits and licenses, are considered to have an indefinite life and are not subject to amortization; rather, such assets would be subject to annual tests for impairment. The intangible assets associated with funeral trust funded preneed deferred revenue and cemetery preneed deferred revenue are amortized relative to the recognition of preneed revenue and included in note (d(5)) and (d(6)).

(2)	Represents a net adjustment to conform Alderwoods accounting policy for gains and losses on its pension plan assets and obligations to SCI’s historical accounting policy.

(3)	Represents an adjustment to conform Alderwoods accounting for the recognition of sales of undeveloped cemetery property to SCI’s historical accounting policy.

(4)	Represents a net adjustment to record cemetery property cost of sales at the adjusted fair value of Alderwoods cemetery property.

(5)	Represents a net adjustment for the amortization of the intangible asset associated with the fair value adjustment to funeral trust funded preneed deferred revenue.

(6)	Represents a net adjustment for the amortization of intangible asset associated with the fair value adjustment to cemetery preneed deferred revenue.
(e)	Represents an adjustment to eliminate compensation expense for certain officers who will not be replaced and to eliminate acquisition related expenses incurred by Alderwoods which, had the acquisition been effective January 1, 2006, would have been expensed in 2005.

(f)	The pro forma adjustments to income tax reflect the statutory federal, state, and foreign income tax impact of the pro forma adjustments related to the Alderwoods acquisition (see notes (c), (d), and (e)) and the effects of purchase accounting.

(g)	For purposes of the pro forma information, the results of operations of the assets to be sold pursuant to the divestitures have been eliminated from the pro forma statement of operations. This elimination includes an asset that was acquired in the Alderwoods acquisition and qualifies as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets. No pro forma adjustments have been made to reflect any anticipated gain or loss from the divestitures and no adjustment has been made to reflect any earnings benefit from the reinvestment of any proceeds from the divestitures or any reduction of debt from the application of sale proceeds.

(h)	Represents the statutory federal, and state income tax impact attributable to the operations to be divested.

(i)	The table below sets forth adjustments to interest expense resulting from the extinguishment of debt and issuance of new debt:

Year ended
December 31,
2006
Interest expense on new borrowings:
Senior notes due 2014 (1)	$18,438
Senior notes due 2018 (2)	19,063
Senior credit facility term loan (3)	11,100
Private placement debt securities (4)	14,800
Amortization of deferred financing costs (5)	1,843

Total interest expense on new borrowings	65,244

Less: historical interest expense and related amortization of deferred financing costs on extinguished borrowings:
Alderwoods	46,825
SCI	13,002

Total historical interest expense and related amortization of deferred financing costs on extinguished borrowings	59,827

Adjustment to interest expense	$5,417

(1)	Represents interest on our senior notes due 2014, which is calculated as follows:

Year ended
December 31,
2006
Outstanding balance	$250,000
Interest rate	7.375%
Portion of year outstanding	100%

Calculated interest	$18,438

(2)	Represents interest on our senior notes due 2018, which is calculated as follows:

Year ended
December 31,
2006
Outstanding balance	$250,000
Interest rate	7.625%
Portion of year outstanding	100%

Calculated interest	$19,063

(3)	Represents interest on our new term loan, which is calculated as follows:

Year ended
December 31,
2006
Outstanding balance	$150,000
Assumed interest rate-3 month LIBOR (5.40% plus 2.00%)	7.40%
Portion of year outstanding	100%

Calculated interest	$11,100

An increase or decrease of 25 basis points in interest rate would result in an interest expense increase or decrease of	$375
(4)	Represents interest on our private placement debt securities, which is calculated as follows:

Year ended
December 31,
2006
Outstanding balance	$200,000
Assumed interest rate-3 month LIBOR (5.40% plus 2.00%)	7.40%
Portion of year outstanding	100%

Calculated interest	$14,800

An increase or decrease of 25 basis points in interest rate would result in an interest expense increase or decrease of	$500
(5)	Represents amortization of deferred financing costs of the new financing arrangements during 2006.
(j)	Represents the statutory federal, and state income tax impact of the adjustment to interest expense (see note (i)).

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.A	Alderwoods Group, Inc. Interim Unaudited Consolidated Financial Statements as of October 7, 2006. (Incorporated by reference to Exhibit 99.A to Current Report on Form 8-K, as amended dated February 12, 2007)